UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2024

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-01011	05-0494040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One CVS Drive

Woonsocket, Rhode Island 02895

(Address of Principal Executive Offices, and Zip Code)

(401) 765-1500

Registrant’s Telephone Number, Including Area Code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2024, CVS Health Corporation (the “Company”) entered into a confidentiality agreement (the “Confidentiality Agreement”) with Glenview Capital Management, LLC (“Glenview”).

The Confidentiality Agreement provides for, among other things, the sharing of certain of the Company’s confidential information with Glenview and imposes confidentiality and related obligations on Glenview and its affiliates and representatives with respect to such information. Pursuant to the Confidentiality Agreement, the Company also agreed to increase the size of the Company’s Board of Directors (the “Board”) by four and to appoint Leslie Norwalk, Larry Robbins, Guy Sansone and Doug Shulman to the Board. The Confidentiality Agreement provides that the Company will nominate each of Ms. Norwalk, Mr. Robbins, Mr. Sansone and Mr. Shulman for election at the Company’s 2025 annual meeting of stockholders and use its reasonable best efforts to cause their election at such annual meeting. The Company also agreed to appoint Ms. Norwalk to the Health Services and Technology (“HS&T”) Committee of the Board and Mr. Sansone to the Audit Committee of the Board.

Pursuant to the Confidentiality Agreement, Glenview and its affiliates and representatives have agreed to abide by certain customary standstill restrictions, which remain in effect until the thirtieth day prior to the commencement of the stockholder director nomination window for the Company’s 2026 annual meeting of stockholders, subject to earlier termination in certain limited circumstances as set forth in the Confidentiality Agreement. The Company and Glenview have also agreed to certain non-disparagement obligations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Confidentiality Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On November 17, 2024, Ms. Norwalk, Mr. Robbins, Mr. Sansone and Mr. Shulman were appointed to the Board. In connection with the appointments of Mr. Robbins, Ms. Norwalk, Mr. Sansone and Mr. Shulman, the size of the Board was increased from 12 to 16 members. Ms. Norwalk was appointed to the HS&T Committee of the Board, Mr. Sansone was appointed to the Audit Committee of the Board and Mr. Shulman was appointed to the Management Planning and Development (“MP&D”) Committee of the Board.

Except for the Confidentiality Agreement, there were no arrangements or understandings pursuant to which Ms. Norwalk, Mr. Robbins, Mr. Sansone or Mr. Shulman were appointed to the Board. The Company and its subsidiaries have paid Ms. Norwalk in the aggregate approximately $159,170 in 2023 and currently owe approximately $210,120 from January 1, 2024 through November 15, 2024 for her service as an expert witness in certain litigation involving the Company and its subsidiaries. It is expected that Ms. Norwalk will receive payments from the Company and its subsidiaries for her continued service as an expert witness in currently pending litigation. Except as set forth in the immediately preceding sentences, since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Norwalk, Mr. Robbins, Mr. Sansone or Mr. Shulman that would be reportable under Item 404(a) of Regulation S-K.

Ms. Norwalk, Mr. Robbins, Mr. Sansone and Mr. Shulman will participate in the same compensation program as each of the Company’s other non-employee directors. This program for the most recent fiscal year is described under “Non-Employee Director Compensation” in the Company’s proxy statement for its 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on April 5, 2024.

Additionally, on November 12, 2024, the MP&D Committee approved an increase in the compensation of J. David Joyner, in connection with his appointment as President and Chief Executive Officer of the Company on October 17, 2024, effective as of such date. As increased, Mr. Joyner’s annual total direct compensation opportunity will consist of an annual base salary of $1,500,000, a target annual bonus opportunity of $3,000,000 (equal to 200% of his base salary) and a target long-term annual incentive award opportunity equal to $14,500,000. Also on November 12, 2024, the MP&D Committee approved an increase in the compensation of Prem S. Shah, in connection with his appointment as Executive Vice President and Group President on November 6, 2024, effective as of such date. As increased, Mr. Shah’s annual total direct compensation opportunity will consist of an annual base salary of $1,100,000, a target annual bonus opportunity of $1,925,000 (equal to 175% of his base salary) and a target long-term annual incentive award opportunity of $9,000,000.

Also, on November 12, 2024, the MP&D Committee approved one time promotion stock awards for each of Mr. Joyner and Mr. Shah and a one-time retention award for Tilak Mandadi, the Company’s Chief Digital, Data, Analytics and Technology Officer, each with a grant date of November 30, 2024. The awards to Mr. Joyner and Mr. Shah are in the form of premium-priced stock options to acquire shares of Company common stock, with a grant date value of $12,000,000, in the case of Mr. Joyner, and $6,000,000, in the case of Mr. Shah. The premium-priced stock options will have an exercise price equal to 120% of the closing price of the Company’s common stock on November 29, 2024 and vest in three equal annual installments during the three years following the grant date, generally subject to the executive’s continued employment on each vesting date. Mr. Mandadi’s award is in the form of time-vesting restricted stock units in respect of Company common stock, with a grant date value of $3,000,000 and vests in three equal annual installments during the three years following the grant date subject to a one-year post-vest holding period, generally subject to his continued employment on each vesting date.

Item 7.01. Regulation FD Disclosure.

On November 18, 2024, the Company issued a press release announcing the appointment of Ms. Norwalk, Mr. Robbins, Mr. Sansone and Mr. Shulman to the Board and the Company’s entry into the Confidentiality Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Confidentiality Agreement, dated November 17, 2024, by and between the Company and Glenview Capital Management, LLC.

99.1	Press Release, dated November 18, 2024 (furnished under Item 7.01).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2024	CVS HEALTH CORPORATION

	By:	/s/ Kristina V. Fink
	Name:	Kristina V. Fink
	Title:	Senior Vice President, Chief Governance Officer and Corporate Secretary